Exhibit 99.1 FOR IMMEDIATE RELEASE
Green Plains Reports Third Quarter 2023 Financial Results

Results for the Third Quarter of 2023 and Future Outlook:
•Net income attributable to Green Plains of $22.3 million, or EPS of $0.35 per diluted share
•EBITDA of $52.0 million
•Plant utilization rate of 93.9%, returning platform to consistent operations
•Outlook for the fourth quarter of 2023 remains strong based on solid production operating rates, industry fundamentals and expanding Ultra-High Protein sales
•Completed successful 60% protein production runs with growing global customer interest for future sales

OMAHA, Neb., Oct 31, 2023 (BUSINESS WIRE) - Green Plains Inc. (NASDAQ:GPRE) (“Green Plains” or the “company”) today announced financial results for the third quarter of 2023. Net income attributable to the company was $22.3 million, or $0.35 per diluted share, compared to net loss attributable to the company of $73.5 million, or ($1.27) per diluted share, for the same period in 2022. Revenues were $892.8 million for the third quarter of 2023 compared with $955.0 million for the same period last year. EBITDA was $52.0 million compared with ($35.6) million for the same period in the prior year.

“During the quarter we achieved strong operating results,” said Todd Becker, President and Chief Executive Officer. “Our platform utilization was 93.9%, demonstrating our capabilities of maximizing our core operations and new technologies. Our fourth quarter outlook remains strong as margins across all of our products look favorable based on current market conditions.”

“We achieved new records in production volume and sales for our Ultra-High Protein as our capacity returned to full rate in July with Wood River coming back online, and anticipate the fourth quarter will exceed these levels,” added Becker. “We successfully executed full-scale production runs of 60% protein at one location during the quarter and have begun to ship product to customers globally into full commercial use and expect to expand in a significant way in all of our target markets in 2024.”

“We expect our first commercial-scale Clean Sugar Technology facility in Shenandoah, Iowa to be mechanically complete by the end of the year and begin commissioning in the first quarter of 2024,” added Becker. “Customer interest has been strong, and we look forward to demonstrating the true value of this initiative as we continue customer development.”

“In carbon, we have expanded and diversified our partnerships for carbon capture and storage and believe that our Nebraska plants will be at a significant early advantage beginning in 2025,” said Becker. “Our product portfolio has a significantly lower carbon intensity score than the market incumbents, from dextrose to renewable corn oil to Ultra-High Protein and we are seeing growing customer interest across the board, even before carbon capture begins. Our team continues to execute on our transformation while also focusing our efforts on maximizing production of our core portfolio to take full advantage of positive near-term fundamentals.”

Highlights and Recent Developments
•On September 16, 2023, Green Plains and Green Plains Partners LP (“Green Plains Partners”) entered into a definitive merger agreement pursuant to which Green Plains will acquire all of the publicly held common units of Green Plains Partners not already owned by Green Plains and its affiliates, in exchange for a combination of Green Plains common stock and cash. Under the merger agreement, each outstanding common unit of Green Plains Partners that Green Plains and its affiliates do not already own will be converted into the right to receive 0.405 shares of Green Plains common stock and $2.00 in cash, plus an amount of cash equal to unpaid distributions from the end of the last quarter for which a quarterly distribution was made to the closing date, as determined in accordance with the merger agreement, without interest.

Results of Operations
Green Plains’ ethanol production segment sold 223.5 million gallons of ethanol during the third quarter of 2023, compared with 219.2 million gallons for the same period in 2022. The consolidated ethanol crush margin was $48.5 million for the third quarter of 2023, compared with ($20.5) million for the same period in 2022. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes renewable corn oil and Ultra-High Protein, plus intercompany storage, transportation, nonrecurring decommissioning costs, nonethanol operating activities and other fees, net of related expenses.

Consolidated revenues decreased $62.2 million for the three months ended September 30, 2023, compared with the same period in 2022, primarily due to lower weighted average selling prices on ethanol and distillers grains, as well as lower volumes sold on distillers grains, partially offset by higher volumes sold on ethanol and renewable corn oil, as well as higher weighted average selling prices on renewable corn oil within our ethanol production segment. Revenues were also lower within our agribusiness and energy services segment as a result of decreased ethanol and distillers grains trading volumes.

Net income attributable to Green Plains increased $95.8 million and EBITDA increased $87.5 million for the three months ended September 30, 2023, compared with the same period last year, primarily due to higher margins in our ethanol production segment and in our agribusiness and energy services segment. Interest expense was consistent for the three months ended September 30, 2023 compared with the same period in 2022. Income tax benefit was $7.8 million for the three months ended September 30, 2023 compared with income tax benefit of $1.9 million for the same period in 2022, primarily due to a decrease in the valuation allowance recorded against certain deferred tax assets for the three months ended September 30, 2023.

Segment Information
The company reports the financial and operating performance for the following three operating segments: (1) ethanol production, which includes the production of ethanol, distillers grains, Ultra-High Protein and renewable corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, Ultra-High Protein, renewable corn oil, grain, natural gas and other commodities and (3) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership and agribusiness and energy services segments and eliminated upon consolidation. Third-party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Var.	2023	2022	% Var.
Revenues
Ethanol production	$773,367	$811,015	(4.6)%	$2,195,600	$2,309,734	(4.9)%
Agribusiness and energy services	125,081	149,762	(16.5)	403,290	456,033	(11.6)
Partnership	20,145	20,066	0.4	61,443	58,820	4.5
Intersegment eliminations	(25,823)	(25,866)	(0.2)	(76,982)	(75,781)	1.6
	$892,770	$954,977	(6.5)%	$2,583,351	$2,748,806	(6.0)%

Gross margin
Ethanol production	$45,007	$(32,828)	237.1%	$19,347	$(490)	*%
Agribusiness and energy services	15,789	9,840	60.5	31,309	38,016	(17.6)
Partnership	20,145	20,066	0.4	61,443	58,820	4.5
Intersegment eliminations	530	1,042	(49.1)	(143)	1,780	(108.0)
	$81,471	$(1,880)	*%	$111,956	$98,126	14.1%

Depreciation and amortization
Ethanol production	$21,816	$21,555	1.2%	$67,179	$59,101	13.7%
Agribusiness and energy services	534	1,280	(58.3)	1,883	2,214	(15.0)
Partnership	780	1,194	(34.7)	2,424	2,915	(16.8)
Corporate activities	769	618	24.4	2,425	1,783	36.0
	$23,899	$24,647	(3.0%)	$73,911	$66,013	12.0%

Operating income (loss)
Ethanol production (1)	$11,973	$(64,121)	118.7%	$(77,759)	$(87,773)	(11.4)%
Agribusiness and energy services	11,313	5,205	117.3	17,612	25,894	(32.0)
Partnership	11,428	11,993	(4.7)	34,744	35,906	(3.2)
Intersegment eliminations	530	1,042	(49.1)	(143)	1,780	(108.0)
Corporate activities (2)	(14,070)	(15,999)	(12.1)	(52,300)	(51,748)	1.1
	$21,174	$(61,880)	134.2%	$(77,846)	$(75,941)	2.5%

Adjusted EBITDA
Ethanol production (1)	$37,815	$(42,471)	189.0%	$(6,201)	$(517)	*%
Agribusiness and energy services	12,160	6,536	86.0	20,258	28,009	(27.7)
Partnership	12,638	13,270	(4.8)	38,382	39,275	(2.3)
Intersegment eliminations	530	1,042	(49.1)	(143)	1,780	(108.0)
Corporate activities (2)	(11,165)	(13,945)	(19.9)	(42,986)	(47,553)	(9.6)
EBITDA	51,978	(35,568)	246.1	9,310	20,994	(55.7)
Other income (3)	(3,440)	—	*	(3,440)	(27,712)	(87.6)
Gain on sale of assets	(5,651)	—	*	(5,651)	—	*
Proportional share of EBITDA adjustments to equity method investees	45	45	—	135	135	—
	$42,932	$(35,523)	220.9%	$354	$(6,583)	105.4%

(1) Ethanol production includes an inventory lower of cost or net realizable value adjustment of $1.7 million for the three and nine months ended September 30, 2023 and $11.2 million for the three and nine months ended September 30, 2022.
(2) Corporate activities includes a $5.7 million pretax gain on sale of assets for the three and nine months ended September 30, 2023.
(3) Other income includes grants received from the USDA related to the Biofuel Producer Program of $3.4 million for the three and nine months ended September 30, 2023 and $27.7 million for the nine months ended September 30, 2022.

* Percentage variances not considered meaningful

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Var.	2023	2022	% Var.

Ethanol production
Ethanol sold (gallons)	223,469	219,166	2.0%	625,102	646,927	(3.4)%
Distillers grains sold (equivalent dried tons)	514	571	(10.0)	1,454	1,650	(11.9)
Ultra-High Protein sold (tons)	61	15	306.7	157	45	248.9
Renewable corn oil sold (pounds)	74,227	72,975	1.7	206,927	204,502	1.2
Corn consumed (bushels)	76,544	75,308	1.6	215,115	223,830	(3.9)

Agribusiness and energy services (1)
Domestic ethanol sold (gallons)	290,572	276,866	5.0	825,574	689,684	19.7
Export ethanol sold (gallons)	1,293	13,076	(90.1)	5,693	122,049	(95.3)
	291,865	289,942	0.7	831,267	811,733	2.4

Partnership
Storage and throughput (gallons)	225,042	219,719	2.4%	629,273	649,417	(3.1)%

(1) Includes gallons from the ethanol production segment.

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands)

	Three Months Ended September 30,
	2023	2022

Ethanol production operating income (loss) (1)	$11,973	$(64,121)
Depreciation and amortization	21,816	21,555
Adjusted ethanol production operating income (loss)	33,789	(42,566)

Intercompany fees, net
Storage and logistics (partnership)	8,288	12,589
Marketing and agribusiness fees (2)	6,420	9,514
Consolidated ethanol crush margin	$48,497	$(20,463)
(1) Ethanol production includes an inventory lower of cost or net realizable value adjustment of $1.7 million and $11.2 million for the three months ended September 30, 2023 and 2022, respectively.
(2) For the three months ended September 30, 2023 and 2022, includes $1.5 million and $3.8 million, respectively, for certain nonrecurring decommissioning costs and nonethanol operating activities.

Liquidity and Capital Resources
As of September 30, 2023, Green Plains had $366.2 million in total cash and cash equivalents, and restricted cash, and $200.0 million available under a committed revolving credit facility, which is subject to restrictions and other lending conditions. Total debt outstanding at September 30, 2023 was $653.6 million, including $159.7 million outstanding debt under working capital revolvers and other short-term borrowing arrangements and $55.6 million of non-recourse debt related to Green Plains Partners, net of debt issuance costs.

Conference Call Information
On October 31, 2023 Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 9 a.m. Eastern time (8 a.m. Central time) to discuss third quarter 2023 operating results for each company. Domestic and international participants can access the live conference by dialing 888.210.4215 and 646.960.0269, respectively, and referencing conference ID 5027523. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation will be accessible on Green Plains’ website https://investor.gpreinc.com/events-presentations.

Non-GAAP Financial Measures
Management uses EBITDA, adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization excluding the change in right-of-use assets. Adjusted EBITDA includes adjustments related to our proportional share of EBITDA adjustments of our equity method investees, gains and losses related to the sale of assets, and other income associated with the USDA COVID-19 relief grant. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels, renewable feedstocks for advanced biofuels and high purity alcohols for use in cleaners and disinfectants. Green Plains is an innovative producer of Ultra-High Protein and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. Green Plains also owns a 48.8% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information, visit www.gpreinc.com.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this communication), including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements relying on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the company, which could cause actual results to differ materially from such statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include, but are not limited to, statements regarding the ability of the company and Green Plains Partners to consummate the transactions contemplated by the merger agreement; the anticipated completion of the proposed transaction and the timing thereof; and the expected future growth, dividends and distributions of the combined company; and plans and objectives of management for future operations. Forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “should,” “will,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” and variations of these words or similar expressions (or the negative versions of such words or expressions). While the company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated costs savings, synergies and other benefits of the proposed transaction; the possible diversion of management time on transaction-related issues; local, regional and national economic conditions and the impact they may have on the company, Green Plains Partners and their customers; disruption caused by health epidemics, such as the COVID-19 outbreak; conditions in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels; commodity market risks, including those that may result from weather conditions; the financial condition of the company’s or Green Plains Partners’ customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the proposed transaction; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws; the results of any reviews, investigations or other proceedings by government authorities; and the performance of the company and Green Plains Partners.

The foregoing list of factors is not exhaustive. The forward-looking statements in this press release speak only as of the date they are made and the company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities and other applicable laws. We have based these forward-looking statements on our current expectations and assumptions about future events. While the company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2022, and Quarterly Report on Form 10-Q for the three months ended June 30, 2023, each filed with the Securities and Exchange Commission (the “SEC”), and any subsequent reports filed by the company with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$326,701	$444,661
Restricted cash	39,459	55,615
Accounts receivable, net	142,790	108,610
Income taxes receivable	1,097	1,286
Inventories	208,061	278,950
Other current assets	39,435	39,628
Total current assets	757,543	928,750
Property and equipment, net	1,011,287	1,029,327
Operating lease right-of-use assets	79,376	73,244
Other assets	102,938	91,810
Total assets	$1,951,144	$2,123,131

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$138,350	$234,301
Accrued and other liabilities	57,276	44,443
Derivative financial instruments	21,828	47,941
Operating lease current liabilities	23,335	20,721
Short-term notes payable and other borrowings	159,747	137,678
Current maturities of long-term debt	1,936	1,838
Total current liabilities	402,472	486,922
Long-term debt	491,945	495,243
Operating lease long-term liabilities	59,297	55,515
Other liabilities	22,934	24,385
Total liabilities	976,648	1,062,065

Stockholders' equity
Total Green Plains stockholders' equity	828,149	910,031
Noncontrolling interests	146,347	151,035
Total stockholders' equity	974,496	1,061,066
Total liabilities and stockholders' equity	$1,951,144	$2,123,131

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues	$892,770	$954,977	$2,583,351	$2,748,806

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	811,299	956,857	2,471,395	2,650,680
Operations and maintenance expenses	6,709	6,287	21,032	18,012
Selling, general and administrative expenses	35,340	29,066	100,510	90,042
Gain on sale of assets	(5,651)	—	(5,651)	—
Depreciation and amortization expenses	23,899	24,647	73,911	66,013
Total costs and expenses	871,596	1,016,857	2,661,197	2,824,747
Operating income (loss)	21,174	(61,880)	(77,846)	(75,941)

Other income (expense)
Interest income	2,467	1,763	8,403	2,640
Interest expense	(9,550)	(9,576)	(29,029)	(26,182)
Other, net	4,282	(182)	4,310	28,394
Total other income (expense)	(2,801)	(7,995)	(16,316)	4,852
Income (loss) before income taxes and income (loss) from equity method investees	18,373	(69,875)	(94,162)	(71,089)
Income tax benefit	7,763	1,888	5,353	146
Income (loss) from equity method investees	156	84	532	(112)
Net income (loss)	26,292	(67,903)	(88,277)	(71,055)
Net income attributable to noncontrolling interests	3,981	5,623	12,340	17,547
Net income (loss) attributable to Green Plains	$22,311	$(73,526)	$(100,617)	$(88,602)

Earnings per share
Net income (loss) attributable to Green Plains - basic	$0.38	$(1.27)	$(1.71)	$(1.62)
Net income (loss) attributable to Green Plains - diluted	$0.35	$(1.27)	$(1.71)	$(1.62)

Weighted average shares outstanding
Basic	58,910	57,677	58,780	54,550
Diluted	67,402	57,677	58,780	54,550

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(88,277)	$(71,055)
Noncash operating adjustments
Depreciation and amortization	73,911	66,013
Gain on sale of assets	(5,651)	—
Loss on extinguishment of debt	—	419
Inventory lower of cost or net realizable value adjustment	1,663	11,177
Other	6,628	10,707
Net change in working capital	(43,660)	(51,727)
Net cash used in operating activities	(55,386)	(34,466)

Cash flows from investing activities
Purchases of property and equipment, net	(77,876)	(183,225)
Proceeds from the sale of assets	25,106	—
Proceeds from the sale of marketable securities	—	99,917
Investment in equity method investees	(16,299)	(6,976)
Net cash used in investing activities	(69,069)	(90,284)

Cash flows from financing activities
Net proceeds (borrowings) - long term debt	(4,325)	43,653
Net proceeds - short-term borrowings	21,105	33,602
Other	(26,441)	(26,016)
Net cash provided by (used in) financing activities	(9,661)	51,239

Net change in cash and cash equivalents, and restricted cash	(134,116)	(73,511)
Cash and cash equivalents, and restricted cash, beginning of period	500,276	560,959
Cash and cash equivalents, and restricted cash, end of period	$366,160	$487,448

Reconciliation of total cash and cash equivalents, and restricted cash
Cash and cash equivalents	$326,701	$420,838
Restricted cash	39,459	66,610
Total cash and cash equivalents, and restricted cash	$366,160	$487,448

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$26,292	$(67,903)	$(88,277)	$(71,055)
Interest expense	9,550	9,576	29,029	26,182
Income tax benefit	(7,763)	(1,888)	(5,353)	(146)
Depreciation and amortization (1)	23,899	24,647	73,911	66,013
EBITDA	51,978	(35,568)	9,310	20,994
Other income (2)	(3,440)	—	(3,440)	(27,712)
Gain on sale of assets	(5,651)	—	(5,651)	—
Proportional share of EBITDA adjustments to equity method investees	45	45	135	135
Adjusted EBITDA	$42,932	$(35,523)	$354	$(6,583)

(1) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.
(2) Other income includes grants received from the USDA related to the Biofuel Producer Program of $3.4 million for the three and nine months ended September 30, 2023 and $27.7 million for the nine months ended September 30, 2022.

Green Plains Inc. Contacts
Investors: Phil Boggs | Executive Vice President, Investor Relations | 402.884.8700 | phil.boggs@gpreinc.com
Media: Lisa Gibson | Communications Manager | 402.952.4971 | lisa.gibson@gpreinc.com

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